UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.    20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

May 17, 2009

TXCO Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

777 E. Sonterra Blvd., Suite 350
San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03                      Bankruptcy or Receivership.

On May 17, 2009, TXCO Resources, Inc., a Delaware corporation (the "Company"), and its subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief (collectively, the "Bankruptcy Filing") under chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Western District of Texas (the "Bankruptcy Court").  A copy of the press release announcing the filing is attached as Exhibit 99.1 to this report and incorporated by reference herein.

The Debtors' chapter 11 cases (the "Cases") are being jointly administered by the Bankruptcy Court as Case No. 09-51807 through Case No. 09-51817. The Debtors are continuing to operate their business as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

In addition to the Company, the Debtors are comprised of TXCO Energy Corp., a Texas corporation,  Eagle Pass Well Services, L.L.C., a Texas limited liability company, TXCO Drilling Corp., a Texas corporation, Texas Tar Sands, Inc., a Texas corporation, Charro Energy, Inc., a Texas corporation, Output Acquisition Corp., a Texas corporation, OPEX Energy, LLC, a Texas limited liability company, PPL Operating, Inc., a Texas corporation, Maverick Gas Marketing, Ltd., a Texas limited partnership, and Maverick Dimmit Pipeline, Ltd., a Texas limited partnership.

TXCO filed a motion with the Bankruptcy Court for an interim order seeking approval of an anticipated debtor-in-possession financing pursuant to a Summary of Terms and Conditions with potential DIP lenders (the "DIP Term Sheet"). The DIP Term Sheet contemplates that certain lenders would provide to TXCO debtor-in-possession financing (the "DIP Facility") composed of a multiple draw term loan facility in an aggregate principal amount of up to $32,000,000 (the "Total Commitment"), with an initial $12,500,000 anticipated to be made available on an interim basis subject to the fulfillment by TXCO of specified conditions precedent, including entry by the Bankruptcy Court of an interim order. The anticipated commitment of the DIP lenders to provide DIP loans under the DIP Facility is subject to a number of conditions, including entry by the Bankruptcy Court of an interim order and completion of loan documentation satisfactory in form and substance to the DIP lenders. There can be no assurance that TXCO will be able to obtain financing on the terms proposed in the DIP Term Sheet or at all.

As a result of the Bankruptcy Filing, the Debtors are periodically required to file various documents with, and provide certain information to, the Bankruptcy Court, including statements of financial affairs, schedules of assets and liabilities, monthly operating reports and other financial information.  Such materials will be prepared according to requirements of federal bankruptcy law and may in some cases present information on an unconsolidated basis.  While they would accurately provide then-current information required under federal bankruptcy law, such materials will contain information that may be unconsolidated and will generally be unaudited and prepared in a format different from that used in the Company's consolidated financial statements filed under the securities laws.  Accordingly, the Company believes that the substance and format of such materials do not allow meaningful comparison with its regular publicly-disclosed consolidated financial statements.  Moreover, the materials filed with the Bankruptcy Court are not prepared for the purpose of providing a basis for an investment decision relating to the Company's or other Debtors' stock or debt or for comparison with other financial information filed with the Securities and Exchange Commission.

Most of the Debtors' filings with the Bankruptcy Court are available to the public at the offices of the Clerk of the Bankruptcy Court or the Bankruptcy Court's web site (http://www.txwb.uscourts.gov) or may be obtained through private document retrieval services.  The Company undertakes no obligation to make any further public announcement with respect to the documents filed with the Bankruptcy Court or any matters referred to therein.

As disclosed in our Form 8-K filed on April 22, 2009, we received Notice of Acceleration documents from the lenders under the $50 million Senior Credit Agreement and the $100 million Term Loan Agreement, which demands immediate payment of the entire amounts due under these facilities and terminates the lenders' commitments to make additional revolving credit loans.  Any efforts to enforce such payment obligations against the Company under the above referenced credit facilities are stayed as a result of the commencement of the chapter 11 cases in the Bankruptcy Court.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers

On May 15, 2008, the Company amended its Bylaws to provide that the Company's Controller shall be the principal accounting officer of the Company.  By virtue of such amendment, the Company's current Controller, Richard A. Sartor, became the Company's principal accounting officer.

Mr. Sartor, age 56, has served as the Company's Controller since April 1997.  He has nearly 30 years of accounting and energy industry experience. A Certified Public Accountant since 1980, Mr. Sartor operated a private accounting practice from 1989 to 1997 and has been with such companies as Tesoro Petroleum, Gulf Energy & Development and Hondo Oil & Gas. Mr. Sartor received a Bachelor of Business Administration degree from the University of Texas at Austin and an MBA from the University of Texas at San Antonio.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 15, 2009, the Board of Directors of the Company approved an amendment (the "Amendment") to the Company's Bylaws to provide that the Company's Controller shall be the principal accounting officer of the Company.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the text of the Amendment attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amendment to Amended and Restated By-Laws of TXCO Resources Inc. adopted May 15, 2009
99.1	Press release dated May 18, 2009, entitled "TXCO Resources Files Voluntary Bankruptcy Petition Under Chapter 11"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TXCO Resources Inc.

Dated: May 18, 2009	/s/ James E. Sigmon
James E. Sigmon
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to Amended and Restated By-Laws of TXCO Resources Inc. adopted May 15, 2009
99.1	Press release dated May 18, 2009, entitled "TXCO Resources Files Voluntary Bankruptcy Petition Under Chapter 11"